Exhibit 99.1

PROXY CARD

JVSPAC ACQUISITION CORP.

G/F Hang Tak Building
1 Electric Street,
Wan Chai, Hong Kong

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
JVSPAC ACQUISITION CORP.

The undersigned hereby appoints Claudius Tsang and Albert Wong as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of JVSPAC Acquisition Corp. (“JVSPAC”) held of record by the undersigned on May 23, 2025, at the Extraordinary General Meeting of JVSPAC Shareholders (“Extraordinary General Meeting of Shareholders”) to be held on June 24, 2025, or any postponement or adjournment thereof. The Extraordinary General Meeting of Shareholders will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via live webcast at https://loeb.zoom.us/j/95936202191?pwd=ba7AcJCIrc3LZcxLHfRltnvBtLM6c6.1 to facilitate shareholder attendance. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement/prospectus. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Extraordinary General Meeting of Shareholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for the Extraordinary General Meeting of Shareholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4 BELOW. THE JVSPAC’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal No. 1 — The SPAC Merger Proposal — approve (i) the agreement and plan of merger dated April 8, 2024 (and as amended on September 3, 2024, and as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among JVSPAC, Hotel101 Global Holdings Corp., a wholly-owned subsidiary of DoubleDragon (as defined below), Hotel of Asia, Inc., DoubleDragon Corporation, a company listed on the Philippine Stock Exchange (“DoubleDragon”), DDPC Worldwide Pte. Ltd., a wholly-owned subsidiary of DoubleDragon, Hotel101 Worldwide Private Limited, , Hotel101 Global Pte. Ltd., HGHC 3 Corp. (“Merger Sub 2”) and other parties named therein, and the Business Combination transaction contemplated thereunder, including Merger Sub 2 will merge with and into JVSPAC, with JVSPAC being the surviving entity (“SPAC Merger” and the surviving entity, the “SPAC Surviving Sub”) (see Annex A-1 and Annex A-2 to the accompanying proxy statement/prospectus); (ii) the plan of merger for the SPAC Merger (see Annex C to the accompanying proxy statement/prospectus) and the transaction contemplated thereunder; and (iii) upon the effective time of the SPAC Merger, the adoption of the amended and restated memorandum and articles of association by the SPAC Surviving Sub, a form of which is attached to the accompany proxy statement/prospectus as Annex D, as the new memorandum and articles of association of the SPAC Surviving Sub in replacement of the existing memorandum and articles of association of JVSPAC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal No. 2 — The Advisory Governance Proposals — to approve certain material difference between the Amended HBNB Articles and the JVSPAC Charter, consisting of:

Advisory Governance Proposal A — to authorize the effective change in share capital from (a) 100,000,000 class A ordinary shares; (b) 10,000,000 class B ordinary shares; and (c) 1,000,000 preferred shares with no par value, to $50,000 divided into 500,000,000 shares of a par value of $0.0001.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Governance Proposal B — to authorize the effective change in removing certain provisions relating to JVSPAC’s status as a blank check company that will no longer be applicable to HBNB following consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Governance Proposal C — to authorize the effective change in the variation of rights, whereby if, at any time the share capital of HBNB is divided into different classes of shares, all or any of the special rights attached to any class may be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Governance Proposal D — to authorize the effective change in requirement to alter the memorandum and articles of association, whereby a special resolution is required to alter the Memorandum of Association of HBNB and to approve any amendment of the Articles of HBNB.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Governance Proposal E — to authorize the effective change in the winding up procedures, whereby a resolution that HBNB be wound up by the Cayman courts or be wound up voluntarily shall be passed by way of a special resolution.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal No. 3 — The Nasdaq Proposal — to approve, the issuance of securities in connection with the Business Combination in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal No. 4 — The Adjournment Proposal — to approve the adjournment of the Extraordinary General Meeting of Shareholders by the chairman thereof to a later date, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event JVSPAC does not receive the requisite shareholder vote to approve such proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date

Address

Signature of Shareholder	Date

Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY.